Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	JIM GALEESE
DATE: OCTOBER 17, 2018		(513) 793-3200

LSI INDUSTRIES INC. APPOINTS JAMES A. CLARK PRESIDENT

AND CHIEF EXECUTIVE OFFICER

Cincinnati, OH; October 17, 2018 – LSI Industries Inc. (NASDAQ: LYTS) today announced the appointment of James (Jim) A. Clark as President and Chief Executive Officer effective November 1, 2018.

Wilfred (Bill) T. O’Gara, Chairman, commented, “We are very pleased to welcome Jim to LSI as our President and CEO. Jim’s track record of driving transformative growth by providing customers with innovative solutions and services makes him the right leader for LSI. His experience in leading and capitalizing on changing market environments driven by technology and increasing end-user expectations will be extremely valuable moving forward. We look forward to his leadership as the Company continues to align its unique lighting, graphics and technology capabilities around key vertical markets and customers. The Board is confident that Jim will accelerate profitable growth and generate long-term shareholder value.”

Mr. Clark most recently served as President and Chief Executive Officer of Alliance Tire Americas Inc., a manufacturer and distributor of specialty off-the-road tires for use in agriculture, construction and specialty markets, from 2014 to 2018, leading it through four years of double-digit organic growth. The improved performance was instrumental in enabling KKR to sell Alliance Tire Group to Yokohama Rubber Company for $1.2 billion. Prior to that, Jim served as Corporate Vice President of Strategy and Business Development for Rexel, a worldwide distributor of electrical, data, fire, lighting and energy services. Previously he held executive level roles at Verint Systems, United Technologies Corporation and GE Company.

Mr. Clark commented, “I am excited to join LSI, a company which has a rich history of successfully serving several key markets. LSI has a strong reputation in the marketplace, a sound financial position and a talented team of employees. It’s an exciting time for the lighting and graphics markets and I see significant potential to move the Company forward in a new phase of growth. We will further develop our target market strategies and execute by delivering products, services and technology solutions that exceed customer expectations and that enable us to win in the marketplace.”

Mr. O’Gara also commented, “The Board extends its appreciation and thanks to Ron Brown and Crawford Lipsey, who have served since April as Interim Chief Executive Officer and Interim Chief Operating Officer, respectively.” Concurrent with the hiring of Mr. Clark on November 1, Mr. Brown will step down from his current role. Mr. Brown is a nominee for election to the Board of Directors at the Company’s November 6, 2018 Annual Shareholder Meeting. Mr. Lipsey will continue in his role during a transitional period.

LSI Industries Inc. Appoints James A. Clark, President and CEO

October 17, 2018

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, tax law changes, failure of an acquisition or acquired company to achieve its plans or objectives generally, unexpected difficulties in integrating acquired businesses, the ability to retain key employees, unfavorable economic and market conditions, the impact of tariffs and trade wars, the results of asset impairment assessments, the ability to maintain an effective system of internal control over financial reporting, the ability to remediate any material weaknesses in internal control over financial reporting and any other risk factors that are identified herein.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

LSI Industries Inc. is a U.S.-based designer, manufacturer and marketer of lighting, graphics and technology solutions for both indoor and outdoor applications. The Company is a leader in the primary markets it serves including petroleum, automotive, quick serve restaurants, grocery, banking, retail, renovation, parking and warehousing. Products are marketed throughout North America by a network of independent sales representatives and distributors, as well as through national accounts. LSI partners with its customers to provide a full range of design support, engineering, installation and project management services. Headquartered in Blue Ash, Ohio, LSI currently employs over 1,200 employees and operates eight facilities throughout the U.S. The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS. Additional information can be found on the Investor Relations page at www.lsi-industries.com.

LSI Industries Inc. Appoints James A. Clark, President and CEO

October 17, 2018

For further information, contact Jim Galeese, Executive Vice President and Chief Financial Officer at (513) 793-3200.

Additional note: Today’s news release, along with past releases from LSI Industries, is available on the Company’s internet site at www.lsi-industries.com or by email or fax, by calling the Investor Relations Department at (513) 793-3200.